AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON __________, 2004
                                                      REGISTRATION NO. 333______

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                          SOUTHWEST OLIVE GROWERS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         ARIZONA                                2000                   20-1394991
         -------                                ----                   ----------
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL       (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)         CLASSIFICATION NUMBER)       IDENTIFICATION NUMBER)

                              11053 LOPEZ RIDGE WAY
                               SAN DIEGO, CA 92121
                                 (858) 663-8391

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                         OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                                ROBERT FENEZIANI
                              11053 LOPEZ RIDGE WAY
                               SAN DIEGO, CA 92121
                                 (858) 663-8391


            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE OF SERVICE)


APPROXIMATE DATE OF PROPOSED SALE OF THE SECURITIES TO PUBLIC: From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------- ------------------ --------------------- ---------------------------- ------------------
 TITLE OF EACH CLASS OF SECURITY TO     AMOUNT TO BE       PROPOSED MAXIMUM    PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
           BE REGISTERED                 REGISTERED         OFFERING PRICE           OFFERING PRICE         REGISTRATION FEE
------------------------------------- ------------------ --------------------- ---------------------------- ------------------
Common Stock, $.001 par value          400,000 shares           $1.00                   $400,000                  $100
------------------------------------- ------------------ --------------------- ---------------------------- ------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          SOUTHWEST OLIVE GROWERS, INC.

                         400,000 SHARES OF COMMON STOCK

         This prospectus is part of a registration statement that covers 400,000 shares of our common stock to be sold by the efforts of the Officers & Directors of the Company. Southwest Olive Growers, Inc., an Arizona corporation (the "Company"), is hereby offering 400,000 shares (the "Shares") at a price of $1.00 per Share.

         The Company intends to use most of the proceeds of this offering toward
(a) the acquisition of 80 acres of raw land in Southern Arizona, and (b) provide capital for soil preparation, irrigation emplacement and seedling trees for 75 acres of olive orchards. The Company's initial business will be to own and operate the Olive Orchard out of the Southern Arizona site, to build and operate a new olive oil label at the proposed site and to seek other viable gourmet food ventures in the Southwestern United States, defined as the States of California, Arizona and New Mexico.

         Our common stock is not currently listed or quoted on any quotation medium. There can be no assurance that our common stock will ever be quoted on any quotation medium or that any trading market for our common stock will ever develop.

         Unless the context otherwise requires "we," "our," "us," or the "Company," refers to Southwest Olive Growers, Inc., an Arizona corporation. Our principal executive offices are located at 11053 Lopez Ridge Way, San Diego, CA 92121, and our telephone number is (858) 663-8391.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.




    SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF ALL MATERIAL
               RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK.





                 The date of this prospectus is _________, 2004

                                TABLE OF CONTENTS

                                                                      PAGE




PROSPECTUS SUMMARY........................................................2

SELECTED COMBINED FINANCIAL DATA..........................................3

RISK FACTORS AND INVESTMENT CONSIDERATIONS................................4

USE OF PROCEEDS...........................................................6

DETERMINATION OF OFFERING PRICE...........................................7

PLAN OF DISTRIBUTION......................................................7

LEGAL PROCEEDINGS.........................................................8

MANAGEMENT................................................................8

DESCRIPTION OF SECURITIES.................................................9

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................10

BUSINESS.................................................................11

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS...........17

DESCRIPTION OF PROPERTY..................................................18

MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS....................18

LEGAL MATTERS............................................................19

EXPERTS..................................................................19

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS.....................20

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE ENTIRE PROSPECTUS, THE FINANCIAL STATEMENTS AND ALL EXHIBITS AND DOCUMENTS REFERRED TO THEREIN. SEE "RISK FACTORS."

                          SOUTHWEST OLIVE GROWERS, INC.

         Southwest Olive Growers, Inc. (the "Company") was organized under the laws of the state of Arizona on May 6, 2004. Our primary shareholders and sole Officers and Directors, Robert Feneziani and Marla Martins, provided the requisite capital for the formation of the Company, incidental operating expenses and for all expenses associated with the preparation and filing of this registration statement. Accordingly, Mr. Feneziani and Ms. Martins were issued an amount of 150,000 and 50,000 shares respectively of the common stock of the Company on May 6, 2004 at a rate of $.01 per share in return for the incorporation capital and that each provided.

         Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There are no plans, proposals, arrangements or understandings with any persons concerning the development of a trading market in our common stock.

         Our principal executive offices are located at 11053 Lopez Ridge Way, San Diego, CA 92121, and our telephone number is (858) 663-8391.

SUMMARY OF OUR BUSINESS

         As a startup company we have previously had no assets or business operations. We are now engaged in the business of planning olive orchards including their planting, harvesting and pressing of olives for the purpose of selling olive oil to wholesale outlets and providing table olives to the North American market.


                             SUMMARY OF THE OFFERING

SECURITIES OFFERED........................................   400,000  shares of common  stock,  par value $.001 per
                                                             share.


CAPITAL STOCK OUTSTANDING

           Common Stock outstanding prior to the Offering.   200,000 shares (1)
           Common Stock outstanding after the Offering       600,000 shares (2)

USE OF PROCEEDS...........................................   Proceeds   will  be   used   for   the   purchase   of
                                                             approximately  80 acres of real  property  in Southern
                                                             Arizona  and for  capital  to prepare  soil,  purchase
                                                             olive  seedlings  and emplace  irrigation  systems for
                                                             the planned orchard.  See "Use of Proceeds."

PLAN OF DISTRIBUTION......................................   The shares  offered  hereby may be sold by the efforts
                                                             of the  Officers and  Directors  of the Company.  Then
                                                             these  shares may be offered  from time to time in one
                                                             or more  transactions  any public  market on which the
                                                             common stock  trades at market  prices  prevailing  at
                                                             the  time  of the  sale,  at  prices  related  to such
                                                             prevailing market prices, or at negotiated prices.

                                                             The  principal  shareholders  are  paying  all of  the
                                                             expenses  in connection  with the preparation  of this
                                                             Prospectus  and the  related  Registration  Statement,
                                                             estimated  at $14,000.  See  "Plan  of  Distribution".

RISK FACTORS..............................................   An  investment  in our  common  stock  involves a high
                                                             degree  of risk.  SEE  "RISK  FACTORS."



                              --------------------



(1) Indicates shares of common stock outstanding as of the date of this Prospectus.

(2) Indicates shares of common stock outstanding after the offering closes and assumes the entire offering was sold, which may not be the case.

                             SUMMARY FINANCIAL DATA

         The following table summarizes certain of our selected financial data and unaudited data is qualified in its entirety by the more detailed financial statements contained elsewhere in this Prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with our audited financial statements the notes thereto appearing elsewhere in this Prospectus.

                          SOUTHWEST OLIVE GROWERS, INC.


                                                             PERIOD ENDED
                                                            AUGUST 16, 2004
                         STATEMENT OF
                         OPERATION DATA:
                         Net sales
                                                                  $        0
                         Operating expenses                             2200
                         Operating income (loss)                      (2200)
                         Other income (expense)                            0
                         Net (loss) attributable                      (2200)
                           to common stockholders
                         Basic & Diluted (loss) per share         $     0.01
                         Weighted  average  number of                200,000
                           shares outstanding




                        BALANCE SHEET DATA:                     ACTUAL
                        ---------------------------         ----------------

                        Working capital                              $ (200)
                        Total assets                                   2000
                        Short-term debt                                2200
                        Long-term debt                                    0
                        Total stockholders' equity                   $ (200)

                                  RISK FACTORS

         Investment in our common stock involves a number of risks. The following material factors should be carefully considered by anyone purchasing shares of our common stock. Any of the following risks would adversely effect our business, financial condition and results of operation.

GOVERNMENTAL   ACTION  AND  REGULATION  OF  AGRICULTURAL   PRODUCTS  MAY  IMPOSE
SIGNIFICANT BURDENS ON OUR BUSINESS.

         There are business risks and potentially substantial cost exposures associated with the regulation and oversight of agricultural ventures. These risk factors include: (i) governmental actions at all levels that may seek to restrict the development of orchards, (ii) regulations possibly requiring demonstration of financial responsibility and conformance to prescribed or changing standards and methods of operation, and (iii) judicial and administrative proceedings regarding alleged possible adverse environmental and health effects of any applied orchard treatments, such as fertilizers and pesticides or herbicides, and waste disposal facilities.

MANAGEMENT WILL CONTROL APPROXIMATELY 33% OF OUR COMMON STOCK, AND THESE PERSONS MAY HAVE CONFLICTS OF INTEREST.

         Upon the sale of the securities offered herein, our management will own approximately 33% of the outstanding common stock. Accordingly, Robert Feneziani and Marla Martins are able to exert considerable influence over any stockholder vote, including any vote on the election or removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and control our management and affairs. Such control could discourage others from initiating potential merger, takeover or other change in control transactions.

THERE IS NO MARKET FOR OUR SHARES AND YOU MAY NOT BE ABLE TO SELL THEM.

         There has been no trading market for our common stock. Although we intend to apply to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our common stock. Therefore, it may be difficult to sell your shares if you should desire or need to sell.

         If we do become listed on the OTC Bulletin Board, we do not know how our common stock will trade. The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

o        the  potential   absence  of  securities   analysts   covering  us  and
         distributing research and recommendations about us;

o the liquidity of our common stock will be low because only 400,000 shares will be in the hands of non-affiliates;

o changes in earnings estimates by securities analysts or our ability to meet those estimates;

o the operating results and stock price performance of other comparable companies;

o        overall stock market fluctuations; and

o economic conditions generally and in the agriculture industry in particular. Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

OUR COMMON STOCK WILL LIKELY BE CONSIDERED A PENNY STOCKS, WHOSE PURCHASE CAN BE RISKY.

         In the event that a public trading market develops for our shares, they may be classified as a "penny stock" depending upon their market price and the manner in which they are traded. Section 3(a)(51) of the Securities Exchange Act of 1934 defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share and is not admitted for quotation and does not trade on the Nasdaq Stock Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotations and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.


         Our officers and directors control 200,000 shares of our common stock. Those 200,000 shares of common stock held by our officers and directors are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to (and including) the greater of 1% of a company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. None of such restricted securities were eligible for sale under Rule 144 as of September 30, 2004. Sales of substantial amounts of common stock by our shareholder(s) under Rule 144 or otherwise, or even the potential for such sales, could have a depressive effect on the market price of the shares of our common stock and could impair our ability to raise capital through the sale of our equity securities.


LACK OF DIVIDENDS


         Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the near term. We intend to retain future earnings, if any, to provide funds for operations of our business. Investors who anticipate the need for dividends from investments should refrain from purchasing the common stock offered by this Prospectus.

                                 USE OF PROCEEDS


We are offering 400,000 Shares.

                                                    OFFERING
                                                     AMOUNT       PERCENT
Gross Offering Proceeds (1)                             $400,000        100.0
Commissions (2)                                           20,000          5.0
Offering Expenses (3)                                     14,000          3.5
                                                       ---------          ---
Net Proceeds                                             366,000         91.5
Acquisition of Real Property (4)                         240,000         60.0
Working Capital (5)                                       92,000         23.0
Commissions, Registration and Offering
Expenses                                                 34,000           8.5
                                                       ---------          ---
Total Application of Net Proceeds
                                                        $400,000        100.0


(1) The offering is made on a "best efforts" basis for a total of 400,000 shares.

(2) We will pay commissions of up to ten percent (10%) on the price of the Shares sold by broker-dealers licensed with the National Association of Securities Dealers, Inc. ("NASD") or by broker-dealers licensed in a foreign jurisdiction. To the extent permitted by law, we may pay third parties, including shareholders who are not directors or officers, a fee of up to ten percent (10%) of the price of the Shares sold as a result of the assistance of such third parties. The table assumes that the average of the commissions and fees paid will be five percent (5%), which may not be the case. To the extent we do not pay such commissions or fees, these funds will be applied to working capital. See "Plan of Placement."

(3) We will pay offering expenses, which will be reimbursed to Directors from the proceeds of the offering. The offering expenses include legal and accounting fees, blue sky fees, printing, postage and any of our general and administrative expenses directly related to the offer and sale of our Shares. See "Plan of Placement."

(4) The Company plans to acquire 80 acres more or less of real property that may be developed into an olive orchard. This location is planned to be in Southern Arizona. It is postulated that with a lesser amount of acreage purchased, that the price per acre will be higher. The Company has not entered into negotiations to purchase with any prospective Seller as of the date of this prospectus.

(5) Represents the estimated amounts that we will apply to working capital to be used to prepare the orchard for planting, including irrigations systems; for seedling trees to plant in the orchard, and for day-to-day operation of our business, as described in this Memorandum.

         The foregoing represents the best estimate of our allocations of the proceeds of this offering based on our present plans and business conditions. However, there can be no assurances that unforeseen events or changes in business conditions will not result in the application of proceeds of this offering in a manner other than is described in this Memorandum. Any such reallocation of the net proceeds of the offering would be substantially limited to the categories set forth above.


                         DETERMINATION OF OFFERING PRICE

         We have determined the offering price of the Shares in this offering. Because no underwriter or placement agent has sponsored this offering, the investors will not have the benefit of an offering price that was determined by negotiations between such party and us. The price of the Shares does not necessarily bear any relationship to our asset value, net worth, earnings or any other established criteria of value. See "Plan of Placement."

         This Prospectus may be used to offer the common stock registered under the Registration Statement of which this Prospectus is a part. The common stock offered will be offered from at a fixed rate of $1.00 per share until such time as the common stock is listed for quotation, and then from time to time in transactions (which may include block transactions) on the OTC Bulletin Board or other public market at the then prevailing prices.





                                PLAN OF PLACEMENT


         The Company, through its directors and officers, is offering the Shares on a "best efforts" basis with respect to the 400,000 Shares of Common Stock. The Company will pay commissions of ten percent (10%) of the Offering Price per share on any Shares sold by participating broker-dealers. To the extent permitted by law, the Company may pay third parties, including shareholders who are not directors or officers, a fee of up to five percent (5%) of the Offering Price per share of any Shares sold as a result of their assistance.

Restricted Shares

         Our officers and directors control 200,000 shares of our common stock. The common stock controlled by our officers and directors are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to (and including) the greater of 1% of a company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. None of such restricted securities were eligible for sale under Rule 144 as of September 30, 2004.

                                LEGAL PROCEEDINGS

         We are not currently party to any legal proceedings.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the names, positions and ages of the individuals who serve as our directors and executive officers. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.

Name of Director/Officer  Age      Position(s) With Company

Robert Feneziani                   43       President, Director

Marla Martins                      28       Secretary, Treasurer, Director

Robert Feneziani

            In addition to his duties with the Company, Robert Feneziani is currently employed full time as a pilot with United Airlines. He is a retired military fighter pilot instructor. He retired from military service in 2001 to pursue other professional interests. Mr. Feneziani received his Undergraduate degree in industrial technology from Buffalo State College in New York and his Master's degree in Science Administration from Central Michigan University.


Marla Martins

         Ms. Martins has been employed by Southwest Airlines since June 2000. She has assisted Mr. Feneziani on several private ventures following the completion of her education in Psychology at Oklahoma University.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT


              NAME AND ADDRESS OF                           SHARES BENEFICIALLY                    PERCENT OF
             BENEFICIAL OWNER (1)                   OWNED OR CONTROLLED BEFORE OFFERING         COMMON STOCK (1)
             --------------------                   -----------------------------------         ----------------
Robert Feneziani
11053 Lopez Ridge Way
San Diego, CA 92121                                               150,000                             75%
Marla Martins
35 Slate Creek Dr., Suite 1
South Cheektowaga, NY 14227                                       50,000                              25%


(1) Applicable ownership percentages were based on 200,000 shares issued and outstanding as of September 30, 2004.





                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share, of which 200,000 shares are issued and outstanding at the date of this prospectus, and 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding as of the date of this prospectus.

         Holders of our common stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders, including the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefore and, in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

DIVIDEND POLICY

         Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared or paid cash dividends on our common stock and we do not anticipate that we will pay such dividends in the foreseeable future. Rather, we intend to apply any earnings to the development of our business. Any payment of future dividends on our common stock and the amount of any dividends will be determined by our board of directors and will depend, among other factors, upon our earnings, financial condition and cash requirements, and any other factors our board of directors may deem relevant.

TRANSFER AGENT

         Our transfer agent is First American Stock Transfer located at 706 E. Bell Road, Suite 202, Phoenix, AZ 85022. All inquiries may be made at (602) 485-1346.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Southwest Olive Growers has entered into a lease agreement with its president and director Robert Feneziani on September 30, 2004 for its 800 square foot office facilities. The rental charges are approximately $400 per month and this lease expires December 31, 2004.


                                    BUSINESS

         We were incorporated May 10, 2004 in the State of Arizona. We are in the business of developing olive groves and providing olive oil and table olives to the North American market.

PLAN OF OPERATION

         Southwest Olive Growers plans to initially purchase and develop 80 acres of raw land using 78 acres of it to plant to olive trees and 2 acres to construct facilities to house the offices and pressing mill required for the processing of the olive fruit and operation of the business. Follow on stages of business development include plans to (a) secure a secondary financing to provide adequate funding for two years of operating expenses estimated at $140,000 per year, and (b) for the purchase and planting to olive trees of an additional 325 acres of suitable land which will require additional funding contemplated but not yet secured by the Company.

LAND ACQUISITION

         Olive trees grow in a variety of climatic conditions but are especially suited to dryer climates with adequate soil drainage and warm, sunny days throughout the growing season. Accordingly, the Company has determined that the land in the lower latitudes, specifically below the 40th parallel in the southern United States is best suited for olive growth. With the higher populations of Southern California and Southern and Central Arizona, the Company believes that the initial market for our products will have the highest chance for success if targeted therein.

         The principals of the Company have, after independent research, determined that the Company will initially seek to acquire property in Cochise County or Santa Cruz County in Southern Arizona. The per-acre land costs, water availabilities, climate and soil compositions in these areas provide the best value to the Company.

         More specifically, the Company's first choice will be to acquire property in Elgin, Arizona which is located in the northeast part of Santa Cruz County approximately 9 miles to the west of the town of Sierra Vista. The
Company has located parcels that appear to be suitable and is performing detailed due diligence prior to entering into contract with any Seller.

         The  range  of  per-acre   land  asking  price  that  the  Company  has
encountered is from $2,500 to $6,000.

         The independent research for Olive Orchard suitability includes a confidential consultants report to the Company from Dr. Alexander Tereschenko of Turlock, California who specializes in Olive Orchards and has provided consulting services to locations and producers worldwide. Dr. Tereschenko traveled to Southern Arizona and using site survey techniques to include soil and water samples, historical climate data and personal observations, has concluded that the area surrounding Elgin, Arizona should provide an "excellent" growing condition for the planned orchards.

MARKET
         Southwest Grower's target market will ultimately be the gourmet and health food consumers throughout North America but initially focused in the Southern California and Southern & Central Arizona cities.

Southwest Olive Growers intends to market its olive oils and table olives to:

o        Restaurants
o        Annual food and beverage festivals
o        Warehouse outlets such as Costco, Sam's Club, Price Club, etc..
o        Retail grocery store chains, and
o        On site at the mill and pressing building.

         We intend to sell a line of oils consisting of flavored, blended oils and two pure varietal oils in our product line. We also plan to press oil at different times of the year to produce an "early" and "late" oil with different characteristics. While blended oils have traditionally gotten the highest ratings and appeal to the broadest market, single varietals are interesting and can increase sales out of curiosity and appeal to individual tastes. In late 2005 we also intend to include pickled olives and olive tapenades in our product line. We will market the products in different types of packaging, including standard and custom blown glass containers as well as in stainless fustis and gift baskets. Our products will be marketed as condiments, staples and as gifts and souvenirs.

         Additionally, the Company intends to construct and distribute to supermarkets, deli's and gourmet food suppliers, unique point of sale displays to highlight the origin and high-quality processing of our oils and olive products.
CUSTOMERS

         Our primary customers are expected to be those who already consume olive oils on a regular basis and those who will exhibit a certain faithfulness to any local product and are willing to try the product simply because of its packaging and marketing slogans.

         Buyers in Italy were asked what characteristics they were looking for in an olive oil. Results of the survey are below. This provides additional support for our belief that a quality local product, competitively priced should garner repeat sales from our customers in Arizona, California and other Western States. (from Olivae no 90, Feb 2002)

                Reason for buying                       % responding
                Geographical Origin                     39
                Delicate Taste                          36.9
                Brand name on pack                      33.4
                Right price                             33.4
                Intense Taste                           29.1
                Deep Color                              26.2
                Promotion or Discount                   23.2
                Certified Organic                       16.2
                Pack type (color of glass, tin)         11.1
                Pack size                               8.8
                Advice of family                        8.2
                Pack date                               6.7
                Low acidity                             .5


COMPETITION

         Competition in the olive oil market is strong with many domestic and foreign producers and bottlers vying for market share. Most olive growers in the States of Arizona and California are simply farmers which grow the olives and sell them as a commodity rather than press and bottle their own fruit. The Company believes that the production and marketing success of the Company will be greatest if done with a "boutique" representation, garnering support from local buyers with a quality, fairly priced product.

INTELLECTUAL PROPERTY

         We intend to apply for a federal trademark for "Southwest Olive Growers." We do not own any other intellectual property.

EMPLOYEES

         We have 1 full time employee, and one part time employee which also serve as Officers and Directors. Our employees are not represented by a union. We considers our relations with our employees to be satisfactory.

         The Company plans to hire an additional 2 employees when required to aid in processing, bottling, marketing, accounting and orchard maintenance. Until that time the current officers have committed to provide the time necessary to operate the Company.


REGULATION

         Our business relating to the fertilization and processing of olive is regulated by the EPA and the Clean Water Act as well as several State regulations. The packaging and sale of the oils and table olives is regulated by the Food and Drug Administration.

         Although we believe that the systems and procedures we intend to implement to ensure compliance in all material respects with applicable federal, state and local laws, rules, regulations, there can be no assurance of full compliance with current laws, regulations and rules, that more restrictive laws, regulations and rules will not be adopted in the future, or that existing laws, regulations and rules. The occurrence of any such event could make compliance substantially more difficult or expensive, expose us to claims and administrative enforcement actions, or otherwise materially and adversely affect our business, financial condition and prospects.

INDEMNIFICATION

         The Arizona Revised Statutes (Title 10, Chapter 8, Article 5) permits the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Articles of Incorporation of Southwest Olive Growers, Inc, contain the provision that require mandatory indemnification in all circumstances where it is permit by Arizona law. Our bylaws allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Arizona law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of the Arizona corporation law or an intentional violation of criminal law.

         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

         Southwest Olive Growers, Inc. may make certain statements in this Prospectus, including, without limitation statements that contain the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements may relate to our future growth and profitability; the anticipated trends in our industry; our competitive strengths and business strategies. Further, forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions relating to our operations, financial condition and results of operations. For a discussion of factors that may affect the outcome projected in such statements, see "Risk Factors and Investment Considerations." If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results could differ materially from results expressed or implied in any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect events or circumstances arising after the date of this Prospectus.

          RESULTS OF OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION

Revenues

         The Company is in the development stage and as such has had no revenues as of the date of this prospectus. We anticipate no revenues to be derived from operations nor investment until the fourth quarter of fiscal year 2004. The anticipated revenues are expected to consist primarily of wholesale olive oil sales from fruit that the Company intends to buy, press and bottle in the latter half of the fourth quarter of 2004.

  Costs and Expenses

         Southwest Olive Growers had costs and expenses for the period ended August 16, 2004 in the amount of $ 2,200. Our costs are anticipated to significantly increase in the third and fourth quarters of 2004 due to the costs of the offering memorandum and registration expenses, travel, purchase of real property and equipment and for general and administrative expenses.

 Net Income

         Southwest Olive Growers had no net income for the period ended August 16, 2004 and anticipates that it will incur a net loss for 2004 due to the costs and expenses incurred in the development stage of the Company.

  Liquidity and Capital Resources

         For the period ended August 16, 2004, the Company had no cash flow from operating activities.

         At period ended August 16, 2004, the Company had total current assets of $ 2,000 and a net working capital deficit of $ 200.

         Net stockholders' deficit in the Company was $ 200 as at August 16, 2004.

         The Company will not have sufficient funds (unless it is able to raise funds in a private placement) to undertake any further significant acquisitions or developments, other than contemplated herein, and there are no assurances that such financing will be available on terms acceptable or favorable to the Company. There are no known material trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity.


                             DESCRIPTION OF PROPERTY

         Southwest Olive Growers has entered into a lease agreement with its president and director Robert Feneziani on September 30, 2004 for its 800 square foot office facilities. The rental charges are approximately $400 per month on a deferred basis and this lease expires December 31, 2004.

              MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS

         Our common stock is not listed or quoted at the present time, and there is no public market for our common stock. There can be no assurance that a public market for our common stock will ever develop. We intend to qualify our common stock for trading on the OTC Bulletin Board or other public market after the Registration Statement, of which this Prospectus is a part, becomes effective.

         We have no options or warrants outstanding at the current time.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation paid by us to the chief executive officer and the chief financial officer for services rendered since inception. It also displays what the Company intends to provide for compensation in 2005.


                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                          COMPENSATION AWARDS
                                                    ANNUAL              RESTRICTED   SECURITIES
                                                 COMPENSATION              STOCK     UNDERLYING       ALL OTHER
                                                                        AWARDS ($)  OPTIONS/SARS    COMPENSATION

  NAME AND PRINCIPAL POSITION    YEAR      SALARY ($)     BONUS ($)
  ---------------------------    ----      ----------     ---------
 Robert Feneziani                2004         nil              -             -            -               -
    President, Chairman          2005        36,000            -             -            -               -
 Marla Martins                   2004         nil              -             -            -               -
    Secretary, Treasurer         2005        18,000            -             -            -               -

DIRECTOR COMPENSATION

         Directors currently receive no cash compensation for their services in that capacity. Reasonable out-of-pocket expenses may be reimbursed to directors in connection with attendance at meetings.


                                  LEGAL MATTERS

         The legality of the securities offered hereby has been passed upon for Southwest Olive Growers, Inc. by Kevin M. Sherlock, Esq., Tucson, Arizona.


                                     EXPERTS

         The Consolidated Financial Statements and Related Financial Statement Schedules incorporated in this Prospectus have been audited by Robison, Hill & Co., independent auditors, as stated in their reports, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, with respect to 400,000 of our shares of common stock. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and the validity of each such statement is limited by this reference.

Copies of our reports, proxy statements and other information may be inspected and copied, and can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that include reports, proxy statements and other information. The address of the SEC Web site is http://www.sec.gov.

We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                          SOUTHWEST OLIVE GROWERS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                       -:-

                         INDEPENDENT ACCOUNTANTS' REPORT


                                 AUGUST 16, 2004

                                    CONTENTS


                                                                        Page

Independent Auditor's Report.............................................F - 1

Balance Sheet
 August 16, 2004.........................................................F - 2

Statements of Operations for the
  Period from May 10, 2004 (inception) to August 16, 2004................F - 3

Statement of Stockholders' Equity
  Since May 10, 2004 (inception) to August 16, 2004......................F - 4

Statements of Cash Flows for the
  Period from May 10, 2004 (inception) to August 16, 2004................F - 5

Notes to Financial Statements............................................F - 6

                          INDEPENDENT AUDITOR'S REPORT

Southwest Olive Growers, Inc.
(A Development Stage Company)

         We have audited the accompanying balance sheet of Southwest Olive Growers, Inc. (a development stage company) as of August 16, 2004 and the related statements of operations and cash flows for the period from May 10, 2004 (inception) to August 16, 2004 and the statement of stockholders' equity from May 10, 2004 (inception) to August 16, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwest Olive Growers, Inc. (a development stage company) as of August 16, 2004 and the results of its operations and its cash flows for the period from May 10, 2004 to August 16, 2004 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operation and has a deficit in stockholders' equity as of August 16, 2004 that together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    Respectfully submitted,

                                                    /s/Robison, Hill, & Co
                                                    Certified Public Accountants
Salt Lake City, Utah
August 18, 2004

                          SOUTHWEST OLIVE GROWERS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                                                                               August 16,
                                                                                                  2004
                                                                                            -----------------
Assets:
  Cash and cash equivalents                                                                 $           2,000
                                                                                            -----------------
      Total Current Assets                                                                              2,000
                                                                                            -----------------

      Total Assets                                                                          $           2,000
                                                                                            =================

Liabilities:
  Accounts payable                                                                          $           2,200
                                                                                            -----------------

      Total Liabilities                                                                                 2,200
                                                                                            -----------------

Stockholders' Equity:
  Preferred Stock, par value $.001, authorized
    10,000,000 shares, issued 0 at August 16, 2004                                                          -
  Common Stock, par value $.001, authorized
    100,000,000 shares, issued 200,000 at August 16, 2004                                                 200
  Paid-In Capital                                                                                       1,800
  Deficit accumulated during the development stage                                                     (2,200)
                                                                                            -----------------

      Total Stockholders' Equity                                                                         (200)
                                                                                            -----------------

      Total Liabilities and Stockholders' Equity                                            $           2,000
                                                                                            =================












   The accompanying notes are an integral part of these financial statements.

                          SOUTHWEST OLIVE GROWERS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                                               Cumulative
                                                                                                  Since
                                                                         For the Period          May 10,
                                                                          May 10, 2004            2004
                                                                               to             Inception of
                                                                           August 16,          Development
                                                                              2004                Stage
                                                                        -----------------   -----------------
Revenues:                                                               $               -   $               -
                                                                        -----------------   -----------------

Expenses:
   General and administrative                                                       2,200               2,200
                                                                        -----------------   -----------------
      Total expenses                                                                2,200               2,200
                                                                        -----------------   -----------------

     Net Loss                                                           $          (2,200)  $          (2,200)
                                                                        =================   =================

Earnings per Share, Basic & Diluted
Loss Per Share                                                          $          (0.01)
                                                                        =================

Weighted Average Shares Outstanding                                               200,000
                                                                        =================


















   The accompanying notes are an integral part of these financial statements.

                          SOUTHWEST OLIVE GROWERS, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                SINCE MAY 10, 2004 (INCEPTION) TO AUGUST 16, 2004


                                                                                                     Deficit
                                                                                                   Accumulated
                                                                                                  Since May 10,
                                                                                                       2004
                                                                                                   Inception of
                                                      Common Stock                Paid-In          Development
                                                Shares         Par Value          Capital             Stage
                                            --------------- ---------------- ------------------ ------------------
May 10, 2004, Shares Issued for
Cash                                                200,000 $            200 $            1,800 $                -

Net Loss                                                  -                -                  -             (2,200)
                                            --------------- ---------------- ------------------ ------------------

Balance at August 16, 2004                          200,000 $            200 $            1,800 $           (2,200)
                                            =============== ================ ================== ==================

























    The accompanying notes are an integral part of these financial statements

                          SOUTHWEST OLIVE GROWERS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                     Cumulative
                                                                                                       Since
                                                                               For the Period         May 10,
                                                                                May 10, 2004            2004
                                                                                     to             Inception of
                                                                                 August 16,         Development
                                                                                    2004               Stage
                                                                             ------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss for the period                                                      $           (2,200) $           (2,200)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
Changes in Operating Assets and Liabilities
   Increase (Decrease) in accounts payable                                                2,200               2,200
                                                                             ------------------  ------------------
  Net Cash Used in operating activities                                                       -                   -
                                                                             ------------------  ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash provided by investing activities                                                     -                   -
                                                                             ------------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from shareholders                                                             2,000               2,000
                                                                             ------------------  ------------------
Net Cash Provided by Financing Activities                                                 2,000               2,000
                                                                             ------------------  ------------------

Net (Decrease) Increase in cash                                                           2,000               2,000
Cash at Beginning of Period                                                                   -                   -
                                                                             ------------------  ------------------

Cash at End of Period                                                        $            2,000  $            2,000
                                                                             ==================  ==================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
                                                                             ==================  ==================
Cash paid during the year for:
  Interest                                                                   $                -  $                -
  Franchise and income taxes                                                 $                -  $                -


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES: None

   The accompanying notes are an integral part of these financial statements.

                          SOUTHWEST OLIVE GROWERS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

         Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of $2,200 for the period from May 10, 2004 (inception) to August 16, 2004, has a liquidity problem, and requires additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.

         The Company's ability to survive will depend on numerous factors including, but not limited to, the Company's receiving continued financial support, completing public equity financing, or generating profitable operations in the future.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

         If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Southwest Olive Growers, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of Arizona on May 10, 2004.

                          SOUTHWEST OLIVE GROWERS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Nature of Business

         The Company is in the business of site selection and development of olive groves, and in milling olives to produce gourmet oils for wholesale and retail sales. As of August 16, 2004, the Company is still in the planning stages.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Share

         Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding at August 16, 2004.

Income Taxes

         The Company has a net operating loss for income taxes. Due to the regulatory limitations in utilizing the loss, it is uncertain whether the Company will be able to realize a benefit from these losses. Therefore, a deferred tax asset has not been recorded. There are no significant tax differences requiring deferral.

Concentrations of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

                          SOUTHWEST OLIVE GROWERS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3 - DEVELOPMENT STAGE COMPANY/ GOING CONCERN

         The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to be successful in its planned activity, and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

NOTE 4 - INCOME TAXES

         As of August 16, 2004, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $2,200 that may be offset against future taxable income through 2024. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 5 - COMMITMENTS

         As of August 16, 2004, all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 6 - COMMON STOCK TRANSACTIONS

         On May 10, 2004, the Company issued 200,000 shares of common stock for $0.01 per share for cash.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Arizona Revised Statutes (Title 10, Chapter 8, Article 5) permits the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Articles of Incorporation of Southwest Olive Growers, Inc, contain the provision that require mandatory indemnification in all circumstances where it is permit by Arizona law. Our bylaws allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Arizona law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of the Arizona corporation law or an intentional violation of criminal law.

ARTICLE XI of the Bylaws of the Registrant provide as follows:

         SECTION 43. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

         (a.) DIRECTORS OFFICERS. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Arizona General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Arizona General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

         (b.) EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its employees and other agents as set forth in the Arizona General Corporation Law.

         (c.) EXPENSE. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

         Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         (d.) ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Arizona General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Arizona General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

         (e.) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Arizona General Corporation Law.

         (f.) SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g.) INSURANCE. To the fullest extent permitted by the Arizona General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

         (h.) AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         (i.) SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

         (j.) CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

         (i.) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         (ii.) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

         (iii.) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (iv.) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         (v.) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

         Section 17-16-202 of the Arizona Business Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for any action taken, or any failure to take any action, as a director, except for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of 17-16-833 or an intentional violation of criminal law.

         Section 17-16-850, et seq. of the Arizona Business Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated costs and expenses of Southwest Olive Growers, Inc. in connection with the offering described in the Registration Statement.


Securities and Exchange Commission Registration Fee                 $  100
Legal Fees and Expenses                                             10,000
Accounting Fees and Expenses                                         2,000
Other Expenses                                                       1,900
                                                                     -----
Total Expenses                                                     $14,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         On May 10, 2004, pursuant to the resolution set forth by the Board of Directors, Southwest Olive Growers, Inc., issued a total of 200,000 shares to Robert Feneziani and Marla Martins in reliance on Section 4(2) of the Securities Act as no public offering was involved.

ITEM 27.  EXHIBITS

        EXHIBIT
        NUMBER                                          DESCRIPTION                                          REFERENCE
     --------------    -------------------------------------------------------------------------------     --------------

          3.1          Articles of Incorporation of Registrant, dated May 6, 2004                                *
          3.2          By-laws of Registrant                                                                     *
          4.1          Form of Common Stock Certificate                                                          *
          5.1          Opinion of Kevin M.  Sherlock,  Esq. as to the  legality of  securities  being            *
                       registered (includes consent)
         23.2          Consent of Auditors Robison Hill & Co.                                                    *

                                   ----------

*        Filed herewith

ITEM 28.  UNDERTAKINGS

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range May be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) For determining any liability under the Securities Act of 1933 (the "Securities Act"), to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Imdemnification:

         Insofar as indemnification for liabilities arising under the Securities Act May be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tucson, Arizona on October 8, 2004.

              SOUTHWEST OLIVE GROWERS, INC.
              an Arizona corporation

              /s/ Robert Feneziani
              Robert Feneziani, Chairman of the Board and President


         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                       Signature and Title                            Date


/s/ Robert Feneziani                                            October 25 2004
-----------------------------------------------------
Robert Feneziani, Chairman of the Board,
President and Director


/s/ Marla Martins                                               October 25 2004
-----------------------------------------------------
Marla Martins, Director, Principal Financial
Officer, Principal Accounting Officer, Secretary
and Treasurer